Exhibit 99.1 Press Release For Immediate Release

INDEPENDENT BANK GROUP, INC. DECLARES QUARTERLY DIVIDEND

January 30, 2019

McKINNEY, Texas, January 30, 2019 /GlobeNewswire/ -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, announced that its Board of Directors has declared a quarterly cash dividend in the amount of $0.25 per share of common stock. The dividend will be payable on February 21, 2019 to stockholders of record as of the close of business on February 11, 2019.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relation- ship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Ft. Worth, Austin, and Houston, Texas and the Colorado Front Range areas.

CONTACTS:

Analysts/Investors:

Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com	Mark Haynie Executive Vice President and General Counsel (972) 562-9004 mhaynie@ibtx.com

Media:

Peggy Smolen Senior Vice President, Marketing & Communications Director (972) 562-9004 psmolen@ibtx.com

Source: Independent Bank Group, Inc.